CREASON
& ASSOCIATES, P.L.L.C.
Certified Public Accountants

7170 S. Braden Ave., Suite 100 • Tulsa, OK 74136-6333 • PHONE: (918) 481-5355 • FAX: (918) 481-5771

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Chanticleer Holdings, Inc. on Form S-1, of our audit report dated March 30, 2010, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

Creason & Associates, P.L.L.C.

Tulsa, Oklahoma
January 4, 2011